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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 16, 2001


                                 i3 MOBILE, INC.
             (Exact name of registrant as specified in its charter)

                                        0-30175                      51-0335259
        Delaware                   (Commission File                (IRS Employer
(State of Incorporation)                Number)                  Identification No.)

                                181 Harbor Drive
                           Stamford, Connecticut 06902
               (Address of principal executive offices) (Zip Code)


                                 (203) 428-3000
                         (Registrant's telephone number)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

         On April 16, 2001, the Registrant issued a press release announcing that its Board of Directors had authorized a share repurchase program to acquire up to 2.3 million shares of its common stock. Pursuant to this repurchase program, such purchases will be made from time to time in the open market and through privately negotiated transactions, subject to general market and other conditions. The Registrant will finance the repurchase program through existing cash resources. Shares acquired pursuant to this repurchase program will become treasury shares and will be available for reissuance for general corporate purposes. As of March 31, 2001, the Registrant had 22.8 million shares of common stock outstanding.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 99.1, which exhibit is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.  The following exhibit is filed with this Report:

                  99.1 - Press Release dated April 16, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    April 18, 2001                          i3 MOBILE, INC.



                                             By: /s/ Michael P. Neuscheler
                                                 -------------------------
                                                 Michael P. Neuscheler
                                                 Executive Vice President and
                                                 Chief Financial Officer